Exhibit (5)  Opinion and Consent of General Counsel re: Legality

December 14, 2004



TO:      ALLSTATE LIFE INSURANCE COMPANY
         NORTHBROOK, IL 60062

FROM:    MICHAEL J. VELOTTA
         SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE: FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 FILE NO. 333-117685
         CIK No. 0000352736

With reference to the Registration Statement on Form S-3 filed by Allstate Life Insurance Company (the "Company"), as Registrant, with the Securities and Exchange Commission covering the Single Premium Deferred Annuity Contract described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of December 14, 2004:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue the Contracts by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                           Sincerely,


                           /s/ MICHAEL J. VELOTTA
                           -----------------------------------
                           Michael J. Velotta
                           Senior Vice President, Secretary and General Counsel